Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

FIVE PRIME THERAPEUTICS, INC.

at

$38.00 Per Share

Pursuant to the Offer to

Purchase Dated March 18, 2021

by

FRANKLIN ACQUISITION SUB, INC.

a wholly owned subsidiary of

AMGEN INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON APRIL 16, 2021 (ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK TIME, ON APRIL 15, 2021), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Five Prime Therapeutics, Inc., a Delaware corporation (“Five Prime”), and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Offer Expiration Time (as defined in the Offer to Purchase), if the procedure for delivery by book-entry transfer cannot be completed prior to the Offer Expiration Time, or if time will not permit all required documents to reach the Depositary prior to the Offer Expiration Time. This form may be delivered by courier or transmitted by hand delivery, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See Section 3 of the Offer to Purchase for more information regarding the guaranteed delivery procedures.

The Depositary for the Offer is:

Deliver by mail, hand, express mail, courier

or other expedited service to:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By Facsimile (Eligible Institutions only):

(718) 234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase), certificates for Shares and/or any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The Guarantee included herein must be completed.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Franklin Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Amgen Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 18, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, constitutes the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(please print)

Address(es):

(Zip Code)

☐ Check if Shares will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

DTC Participant No.:

Transaction Code No.:

Dated:

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (meaning a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”)), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act, and (b) guarantees the delivery to the Depositary, at its address set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in the Offer to Purchase), in any such case together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, either such Letter of Transmittal or an Agent’s Message in lieu of such Letter of Transmittal, together with any other documents required by the Letter of Transmittal, all within two Nasdaq Global Select Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:

(please print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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